                                                          Exhibit No. EX-99.11.a

[GRAPHIC OMITTED: STRADLEY RONON LOGO]       Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                          Telephone 215.564.8000

                                  July 17, 2006

Board of Trustees
Delaware Investments Municipal Trust
and Delaware Group Tax-Free Fund
One Commerce Square
Philadelphia, Pennsylvania 19103

          Re:  Reorganization  of Delaware  Tax-Free  Missouri  Insured Fund and
               Delaware  Tax-Free Oregon Insured Fund, each a series of Delaware
               Investments  Municipal Trust, and Delaware Tax-Free Insured Fund,
               a series of Delaware Group Tax-Free Fund, into Delaware  Tax-Free
               USA Fund, a series of Delaware Group Tax-Free Fund

Ladies and Gentlemen:

     We have acted as counsel to Delaware Tax-Free USA Fund ("Acquiring  Fund"), a series of Delaware Group Tax-Free Fund, a Delaware statutory trust ("Acquiring
Trust"), in connection with the following:

     (i) the  Agreement and Plan of  Reorganization  dated July 13, 2006 between
Acquiring Trust, on behalf of Acquiring Fund, and Delaware Investments Municipal
Trust, a Delaware statutory trust ("Acquired  Trust"),  on behalf of its series,
Delaware Tax-Free Missouri Insured Fund;

     (ii) the Agreement and Plan of  Reorganization  dated July 13, 2006 between
Acquiring  Trust,  on behalf of Acquiring Fund, and Acquired Trust, on behalf of its series, Delaware Tax-Free Oregon Insured Fund; and

     (iii) the Plan of Reorganization  adopted by the Acquiring Trust, on behalf of its series, the Acquiring Fund and Delaware Tax-Free Insured Fund.

     Delaware Tax-Free  Missouri Insured Fund,  Delaware Tax-Free Oregon Insured
Fund and Delaware  Tax-Free Insured Fund are referred to herein  individually as an "Acquired Fund" and collectively, as the "Acquired Funds."

     Each Agreement and Plan of  Reorganization  and the Plan of  Reorganization
(each,  an  "Agreement"  and  collectively,  the  "Agreements")  provide  for  a transaction  (each, a  "Reorganization")  consisting of: (i) the  acquisition by
Acquiring  Trust,  on behalf of  Acquiring  Fund,  of  substantially  all of the property,  assets and goodwill of each Acquired Fund in exchange  solely for (a)
shares  of  beneficial  interest,  no par  value,  of  Acquiring  Fund - Class A
("Acquiring  Fund Class A Shares"),  (b) shares of beneficial  interest,  no par value,  of Acquiring Fund - Class B ("Acquiring  Fund Class B Shares"),  and (c)
shares  of  beneficial  interest,  no par  value,  of  Acquiring  Fund - Class C
("Acquiring  Fund Class C Shares"),  (ii) the distribution of (a)

Board of Trustees of Delaware Investments Municipal Trust
and Delaware Group Tax-Free Fund
July 17, 2006

Acquiring Fund Class A shares to the  shareholders of each Acquired Fund - Class
A shares, (b) Acquiring Fund Class B Shares to the shareholders of each Acquired
Fund - Class B shares, and (c) Acquiring Fund Class C Shares to the shareholders of each Acquired Fund - Class C shares,  according to their respective interests in complete liquidation of each Acquired Fund; and (iii) the dissolution of each
Acquired Fund as soon as practicable after the closing (as referenced in Section
3 of the  Agreements),  all upon and subject to the terms and conditions of each
Agreement.

     In rendering  this opinion,  we have  reviewed the following  documents and materials:  (a) executed  counterpart of each  Agreement;  (b) the Agreement and
Declaration of Trust and By-Laws of Acquiring  Trust, all as amended to date and certified as true and correct by the Assistant Secretary of Acquiring Trust; (c)
certain  minutes of  proceedings  of the Board of Trustees of  Acquiring  Trust, certified as true and correct by the Assistant Secretary of Acquiring Trust; (d)
the Proxy  Statement/Prospectus  dated April 21, 2006  circulated  in connection with the Meeting of  Shareholders  of the  Acquired  Funds held on June 29, 2006
(the "Combined Proxy Statement/Prospectus"); and (e) a good standing certificate of Acquiring Trust issued by the State of Delaware, dated as of July 14, 2006.

     Based upon the  foregoing  review,  it is our opinion  that, as of the date hereof,  the  shares  of  beneficial  interest  of  Acquiring  Fund to be issued pursuant to the terms of each  Agreement  have been duly  authorized  and,  when issued and  delivered  as  provided in each  Agreement  and the  Combined  Proxy
Statement/Prospectus,  will have been validly  issued and fully paid and will be non-assessable by Acquiring Trust or Acquiring Fund.

     We  hereby  consent  to the  use  of  this  opinion  as an  exhibit  to the
Registration  Statement  of  Acquiring  Fund on Form  N-14,  and any  amendments thereto,  covering the  registration  of the shares of Acquiring  Fund under the
Securities  Act of 1933,  as  amended,  to be  issued  in  connection  with each
Reorganization.

                                            Very truly yours,

                                            STRADLEY, RONON, STEVENS & YOUNG, LLP

                                            By:      /s/ Kristin H. Ives
                                                     Kristin H. Ives, a Partner